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                                                                  EXHIBIT 10.16

                            PROXICOM, INC. EXECUTIVE
                               SEVERANCE AGREEMENT


              This SEVERANCE AGREEMENT (the "Agreement") is dated as February 16, 1999, between Proxicom, Inc., (the "Employer"), and Jay Thomas (the "Executive"), a resident of Virginia.

              WHEREAS, the Executive serves as a Senior Vice President of the Employer, and in that role has been important in developing and expanding the business and operations of the Employer and possesses valuable knowledge and skills with respect to such business; and

              WHEREAS, the Board of Directors of the Employer (the "Board") believes that it is in the best interests of the Employer to encourage the Executive's continued employment with and dedication to the Employer, including in the face of potentially distracting circumstances arising from the possibility of a change in control of the Employer; and

              WHEREAS, the Board has adopted a policy which authorizes the Employer to enter into this Agreement with the Executive; and

              WHEREAS, the parties desire to enter into this Agreement setting forth the terms and conditions for the payment of compensation to the Executive in the event of a termination of the Executive's employment during the term of this Agreement;

              NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements of the parties contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

              SECTION 1. TERM. The initial term of this Agreement shall be for a period commencing on February 16, 1999 and will remain in effect until terminated or amended by the parties hereto; provided, however, that, in the event of a Change in Control Event during the initial term of this Agreement, the term of this Agreement shall be automatically extended, if necessary, so that this Agreement remains in full force and effect for the Change in Control Period (as defined in Section 10) and until all payments required to be made hereunder have been made. This Agreement may be renewed or amended by written agreement of the parties. References herein to the term of this Agreement shall include the initial term and any additional period for which this Agreement is extended or renewed.

              SECTION 2. TERMINATION OF EMPLOYMENT OTHER THAN FOLLOWING A CHANGE IN CONTROL EVENT. Subject to the terms of this Agreement, the Executive shall be entitled to receive severance payments from the Employer for services previously rendered to the Employer and its affiliates in the event the Executive's employment is terminated by the Employer other than for Cause (as defined in Section 8):



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              (a)    OTHER THAN FOR CAUSE.

              If, during the term of this Agreement, but prior to a Change in Control Event, the employer terminates the Executive's employment other than for
Cause:

                     (i) the Employer shall pay to the Executive the following amounts:

                            A. the sum of (1) the Executive's Annual Base Salary (as defined in Section 7) through the Date of Termination to the extent not theretofore paid, (2) the product of (x) the Annual Bonus (as defined in Section 7) and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the effective date of termination of the Executive's employment (the "Date of Termination"), and the denominator of which is 365, and (3) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case, to the extent not theretofore paid, (the sum of the amounts described in clauses
              (1), (2), and (3) shall be hereinafter referred to as the "Accrued Obligations") in a lump sum in cash in accordance with applicable, but in any event within 30 days of the Date of Termination; and

                            B.     an amount equal to the sum of (x) the
              Executive's Annual Base Salary and (y) the Annual Bonus, in substantially equal proportionate installments in accordance with the Employer's normal payroll practices, commencing with the first payroll period in the month following the month in which the Date of Termination occurs, for a period of one year; and

                     (ii) for one year after the Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Employer shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the welfare benefit plans, practices, policies and programs provided by the Employer and its affiliated companies (including, without limitation, medical, prescription, dental, disability, Executive life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer Executives of the Employer and its affiliated companies, as if the Executive's employment had not been terminated; provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. The cost for these welfare benefits shall be paid by the Executive and Employer in the same proportion as paid by other peer Executives and the Employer as if the Executive had not been terminated.

                     and (iii) to the extent not theretofore paid or provided, the Employer shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Employer and its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

              (b) CAUSE. If the Executive's employment is terminated for Cause during the term of this Agreement, this Agreement shall terminate without further obligations to the Executive, other than the obligation to pay to the Executive (x) his Current Annual Base Salary through the Date of Termination,
(y) the amount of any compensation previously deferred by the Executive, and (z) Other

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Benefits through the Date of Termination, in each case to the extent theretofore unpaid. If the Executive voluntarily terminates employment during the term of this Agreement this Agreement shall terminate without further obligations to the Executive, other than for Accrued Obligations and the timely payment or provision of Other Benefits through the Date of Termination. In such case, all Accrued Obligations shall be paid to the Executive in a lump sum in cash in accordance with applicable law, but in any event within 30 days of the Date of Termination.

                     SECTION 3. TERMINATION OF EMPLOYMENT FOLLOWING A CHANGE IN CONTROL EVENT. Subject to the terms of this Agreement, the Executive shall be entitled to receive severance payments from the Employer for services previously rendered to the Employer and its affiliates if a Change in Control Event occurs during the term of this Agreement and the Executive's employment is terminated by the Executive for Good Reason or by the Employer other than for Cause during the period commencing upon such Change in Control Event (as defined in Section
10) and ending one year after a Change in Control (as defined in Section l0)(the "Change in Control Period").

              (a) GOOD REASON: OTHER THAN FOR CAUSE. If a Change in Control Event occurs during the term of this Agreement and the Employer terminates the Executive's employment other than for Cause or the Executive terminates employment for Good Reason during the Change in Control Period:

                     (i) the Employer shall pay to the Executive the following amounts:

                            A. the "Accrued Obligations" in a lump sum in cash in accordance with applicable law, but in any event within 30 days of the Date of Termination; and

                            B. the amount equal to the sum of (x) the Executive's Annual Base Salary and (y) the Annual Bonus, in a lump sum in cash within 30 days of the Date of Termination; and

                     (ii) for one (1) year after the Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Employer shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the welfare benefit plans, practices, policies and programs provided by the Employer and its affiliated companies (including, without limitation, medical, prescription, dental, disability, Executive life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer Executives of the Employer and its affiliated companies, as if the Executive's employment had not been terminated; provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. The cost for these welfare benefits shall be paid by the Executive and Employer in the same proportion as paid by other peer Executives and the Employer as if the Executive had not been terminated.

                     and (iii) to the extent not theretofore paid or provided, the Employer shall timely pay or provide to the Executive all Other Benefits.

              (b) CAUSE; OTHER THAN FOR GOOD REASON. If the Executive's employment is terminated for Cause during the Change in Control Period, this Agreement shall terminate without further obligations to the Executive, other than the obligation to pay to the Executive (x) his Annual Base Salary

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through the Date of Termination, (y) the amount of any compensation previously deferred by the Executive, and (z) Other Benefits through the Date of Termination, in each case to the extent theretofore unpaid. If the Executive voluntarily terminates employment during the Change in Control Period, excluding a termination for Good Reason, this Agreement shall terminate without further obligations to the Executive, other than for Accrued Obligations and the timely payment or provision of Other Benefits through the Date of Termination. In such case, all Accrued Obligations shall be paid to the Executive in a lump sum in cash in accordance with applicable law, but in any event within 30 days of the Date of Termination.

              SECTION 4. ADDITIONAL PAYMENTS BY THE EMPLOYER.

              (a) Notwithstanding anything in this Agreement to the contrary and except as set forth in this Section 4, in the event it shall be determined that any compensation, benefit, payment or distribution by the Employer to or for the benefit of the Executive (whether paid or payable, or accrued or accruing, or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 4) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code (including any succeeding provision) and/or any regulations, or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes, including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax (including any interest or penalties imposed with respect to such taxes) imposed upon the Payments.

              (b) Subject to the provisions of Section 4(c), all determinations required to be made under this Section 4, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made a certified public accounting firm as may be designated by the Executive and reasonably acceptable to the Employer (the "Accounting Firm") which shall provide detailed supporting calculations both to the Employer and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Employer. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group affecting the Change in Control, the Executive may, in his/her discretion, appoint another nationally recognized accounting firm and reasonably acceptable to the Employer to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Employer. Any Gross-Up Payment, as determined pursuant to this
Section 4, shall be paid by the Employer to the Executive within five business days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Employer and the Executive. If as a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, there are Gross-Up Payments which will not have been made by the Employer but should have been made ("Underpayment"), consistent with the calculations required to be made hereunder, and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Employer to or for the benefit of the Executive.

              (c) The Executive shall notify the Employer in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Employer of the Gross-Up

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Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Employer of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Employer (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Employer notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                     (i) give the Employer any information reasonably requested by the Employer relating to such claim,

                     (ii) take such action in connection with contesting such claim as the Employer shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by attorneys reasonably selected by the Employer,

                     (iii) cooperate with the Employer in good faith in order effectively to contest such claim, and

                     (iv) permit the Employer to participate in any proceedings relating to such claim;

provided, however, that the Employer shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 4(c), the Employer shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Employer shall determine; provided, however, that if the Employer directs the Executive to pay such claim and sue for a refund, the Employer shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Employer's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

              (d) If, after the receipt by the Executive of an amount advanced by the Employer pursuant to Section 4(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Employer's complying with the requirements of Section 4(c)) promptly pay to the Employer the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Employer pursuant to
Section 4(c), a determination is made that the Executive shall not be entitled to

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any refund with respect to such claim and the Employer does not notify the
Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

              SECTION 5. CONFIDENTIAL INFORMATION. The Executive shall hold in a fiduciary capacity for the benefit of the Employer all secret or confidential information, knowledge or data relating to the Employer or any of its affiliates, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Employer or any of its affiliates and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Employer, the Executive shall not, without the prior written consent of the Employer or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Employer and those designated by it.

              SECTION 6. NON-SOLICITATION. The Executive covenants and agrees that the Executive will not, during the Executive's employment hereunder and for a period of one year thereafter, induce or attempt to induce any employee of the Employer or any the Employer's affiliates to render services for any other person.

              SECTION 7. DEFINITION OF "ANNUAL BASE SALARY", "ANNUAL BONUS" AND "RECENT ANNUAL BONUS". Annual base salary ("Annual Base Salary") means the greater of (a) the annual base salary payable to the Executive by the Employer and its affiliates as of the Date of Termination of employment (the "Current Annual Base Salary") or (b) the amount equal to twelve times the highest monthly base salary paid or payable, including any base salary which has been earned but deferred, to the Executive by the Employer and its affiliated companies in respect of the twelve-month period immediately preceding the month in which the Date of Termination occurs. Annual bonus (the "Annual Bonus") means the greater of (i) the targeted annual bonus that would be payable to the Executive for the fiscal year including the Date of Termination of employment if all performance targets under the Employer's annual incentive plan were met at the highest level of achievement or (ii) the Executive's highest bonus under the Employer's annual incentive plan, or any comparable bonus under any predecessor or successor plan, for the last fiscal year prior to fiscal year including the Date of Termination (annualized in the event that the Executive was not employed by the Employer for the whole of such fiscal year) (the "Recent Annual Bonus").


              SECTION 8. DEFINITION OF "CAUSE". For purposes of this Agreement, "Cause" for termination of the Executive's employment by the Employer hereunder shall be deemed to exist if (a) the Executive is found guilty by a court of having committed fraud or theft against the Employer or having committed a felony involving moral turpitude, and such conviction is affirmed on appeal or the time for appeal has expired; (b) the Executive is found guilty by a court of having committed a crime involving moral turpitude and such conviction is affirmed on appeal or the time for appeal has expired; (c) in the reasonable judgment of the Board, the Executive has compromised trade secrets or other similarly valuable proprietary information of the Employer; (d) in the reasonable judgment of the Board, the Executive has continuously engaged in gross or willful misconduct that causes substantial and material harm to the business and operations of the Employer or any of its affiliated companies, the continuation of which will continue to substantially and materially harm the business and operations of the Employer or any of its affiliated companies in the future.

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              SECTION 9. DEFINITION OF "GOOD REASON". "Good Reason" shall mean
(1) any proposed reduction in the Executive's base salary, fringe benefits or bonus eligibility, except, in the case of fringe benefits or bonus eligibility, in connection with a reduction in such compensation generally applicable to peer Executives of the Employer; (2) the Executive has his responsibilities or areas of supervision with the Employer substantially reduced (in the Executive's reasonable judgment) or the Executive is requested to report to a lower level supervisor after a Change in Control; (3) the Executive has his responsibilities or areas of supervision with the Employer substantially increased without an appropriate increase in Executive's compensation (in the Executive's reasonable judgment); (4) the Executive is required to move his office or perform significant services outside the metropolitan area in which the office of the Executive was located or the Executive's services were primarily performed immediately prior to the Change in Control; or (5) after a Change in Control, the Executive is required to report to a supervisor other than the supervisor to whom the Executive was reporting prior to the Change in Control and the Executive and the successor supervisor have irreconcilable working relationship problems or difficulties.

              SECTION 10. DEFINITION OF "CHANGE IN CONTROL" AND "CHANGE IN CONTROL EVENT". A "Change of Control" shall mean:

              (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d) (3) or 14(d) (2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either (i) the then outstanding shares of common stock of the Employer (the "Outstanding Employer Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Employer entitled to vote generally in the election of directors (the "Outstanding Employer Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition by the Employer, (ii) any acquisition by any Executive benefit plan (or related trust) sponsored or maintained by the Employer or any corporation controlled by the Employer or (iii) any acquisition by any entity pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 10; or

              (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Employer's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

              (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Employer (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Employer Common Stock and Outstanding Employer Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Employer or all or substantially all of the Employer's assets either directly or through one or more subsidiaries) in

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substantially the same proportions as their ownership, immediately prior to such business Combination of the Outstanding Employer Common Stock and Outstanding Employer Voting Securities, as the case may be, and (ii) no Person (excluding any corporation resulting from such Business Combination or any Executive benefit plan (or related trust) of the Employer or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and
(iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

              (d) Approval by the shareholders of the Employer of a complete liquidation or dissolution of the Employer.

              A "Change in Control Event" shall mean the earlier of (i) a Change in Control or (ii) the execution and delivery by the Employer of a document evidencing an intent to engage in a particular Change of Control that is subsequently effected.

              SECTION 11. EXPENSES. The Employer shall pay any and all reasonable legal fees and expenses incurred by the Executive in seeking to obtain or enforce, by bringing an action against the Employer, any right or benefit provided in this Agreement if the Executive is successful in whole or in part in such action.

              SECTION 12. WITHHOLDING. Notwithstanding anything in this Agreement to the contrary, all payments required to be made by the Employer hereunder to the Executive or his estate or beneficiaries shall be subject to the withholding of such amounts relating to taxes as the Employer reasonably may determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Employer may, in its sole discretion, accept other provisions for the payment of taxes and any withholdings as required by law, provided that the Employer is satisfied that all requirements of law affecting its responsibilities to withhold compensation have been satisfied.

              SECTION 13. NO DUTY TO MITIGATE. The Executive's payments received hereunder shall be considered severance pay in consideration of past service, and pay in consideration of continued service from the date hereof and entitlement thereto shall not be governed by any duty to mitigate damages by seeking further employment.

              SECTION 14. AMENDMENTS OR ADDITIONS; ACTION BY BOARD OF DIRECTORS. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties hereto. The prior approval by the Board shall be required in order for the Employer to authorize any amendments or additions to this Agreement.

              SECTION 15. GOVERNING LAW. This Agreement shall be governed by the laws of United States to the extent applicable and otherwise by the laws of the State of New York, excluding the choice of law rules thereof.

              SECTION 16. ASSIGNMENT. The rights and obligations of the Employer under this Agreement shall be binding upon its successors and assigns and may be assigned by the Employer to the successors in interest of the Employer. The rights and obligations of the Executive under this Agreement

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
shall be binding upon his heirs, legatees, personal representatives, executors or administrators. This Agreement may not be assigned by the Executive, but any amount owed to the Executive upon his death shall inure to the benefit of his heirs, legatees, personal representatives, executors, or administrators.

                SECTION 17. NOTICE. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when hand delivered, sent by overnight courier, or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telegram, telecopy, or telex, addressed as follows:

                If to the Employer:

                Proxicom, Inc.
                11600 Sunrise Valley Drive
                Reston, VA 20191
                Attn: Legal Department


                If to the Executive:

                Jay Thomas
                3800 Moss Brooke Court
                Fairfax, VA 22031

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                SECTION 18. OTHER AGREEMENTS. This Agreement constitutes the entire agreement between the parties hereto providing for severance payments in connection with a termination of employment. This Agreement supersedes any other agreements, whether written or oral, providing for the payment of severance benefits by the Employer to the Executive.

                SECTION 19. SEVERABILITY. If any part of any provision of this Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Agreement.


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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement, or have caused this Agreement to be executed and delivered, to be effective as of February 16, 1999.


                                        PROXICOM, INC.


                                     By: /s/ KENNETH J. TARPEY
                                        ---------------------------------------

                                         Name:   Kenneth J. Tarpey
                                         Title:  Executive Vice President & CFO


                                        EXECUTIVE


                                     By: /s/ JAY E. THOMAS
                                        ---------------------------------------

                                                    Jay E. Thomas
                                        ---------------------------------------
                                        Print Name



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